FOR IMMEDIATE RELEASE

Contact:

Richard D. Callicutt II

President and Chief Executive Officer

BNC Bancorp

(336) 869-9200

Lawrence T. Loeser

President and Chief Executive Officer

Community First Financial Group, Inc.

(919) 945-7825

BNC Bancorp and Community First Financial Group Announce Definitive Merger Agreement

Merger Expands Bank of North Carolina’s Presence in the Raleigh-Durham-Chapel Hill Area

of North Carolina

HIGH POINT, NC – CHAPEL HILL, NC – December 18, 2013 – BNC Bancorp (NASDAQ: BNCN), the parent company of Bank of North Carolina (“BNC” or “the Bank”), today announced that it has signed an Agreement and Plan of Merger (“Agreement”) with Community First Financial Group, Inc. (“Community First”), the parent company of Harrington Bank, FSB (“Harrington Bank”). Harrington Bank is a federal savings bank with approximately $228.5 million in assets serving consumers, small businesses and professionals in the Chapel Hill and Durham areas of North Carolina.

The Agreement provides that the common shareholders of Community First may elect to receive 0.4069 shares of BNC common stock, or $5.90 in cash, for each share of Community First common stock owned by them, subject to allocation and pro rata procedures to ensure 75% of Community First common shares (or 2,926,655 shares) receive BNC common stock in the transaction. Shares of preferred stock of Community First will be redeemed for $850,000 in the aggregate. Based on the closing price of BNC common stock on December 17, 2013, the aggregate deal value for common shareholders of Community First is approximately $24.2 million.

As a result of the transaction, BNC will acquire three branches in Chapel Hill, North Carolina, as well as approximately $179.0 million in loans and $198.8 million in deposits. Upon closing, BNC will have approximately $520 million in loans and $385 million in deposits in the Raleigh-Durham-Chapel Hill area of North Carolina.

Commenting on the transaction, Rick Callicutt, the President and Chief Executive Officer of BNC, noted: “Harrington Bank is a critical addition to our goal of creating a billion dollar footprint in the Raleigh, Durham, and Chapel Hill region of North Carolina.  Larry Loeser and the Harrington Bank team have done an outstanding job of developing valuable and trusted relationships in Chapel Hill and surrounding communities.  This partnership will give our combined team more resources to bring a wider range of products and services to the residents and businesses of Chapel Hill and the surrounding Triangle market.”

Commenting on the merger, Larry Loeser, President and Chief Executive Officer of Community First and Harrington Bank, stated: “We are pleased to be joining BNC and Bank of North Carolina team. We believe the merger will provide significant value to our shareholders and will offer our customers the benefit of convenient banking locations throughout the Carolinas. Our customers and the communities we serve will also benefit from the broader range of products and services offered by Bank of North Carolina. We are also pleased that our employees will be joining a larger company with the resources and reputation that Bank of North Carolina has worked hard to achieve.”

Closing of the merger, which is subject to regulatory approval, customary closing conditions and the approval of Community First shareholders, is expected to occur in the second quarter of 2014. Further information on the financial metrics and strategic rationale of this transaction are included in a Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) by BNC Bancorp.

For the merger, BNC Bancorp and its subsidiary, Bank of North Carolina, were advised by Sandler O’Neill & Partners, LLP, New York, NY, as financial advisor, and Womble Carlyle Sandridge & Rice, LLP, Atlanta, GA. Community First was advised in this transaction by Banks Street Partners, LLC, Atlanta, GA, as financial advisor, and Barnes & Thornburg, LLP, Indianapolis, IN, as legal advisor.

Forward Looking Statements

The press release contains forward-looking statements relating to the financial condition and business of BNC and its subsidiary, Bank of North Carolina. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the merger: (i) ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Community First shareholders, on the expected terms and schedule; (ii) general economic or business conditions in the Greensboro-High Point and Raleigh-Durham-Chapel Hill MSAs; (iii) greater than expected costs or difficulties related to the integration of Harrington Bank; (iv) unexpected deposit attrition, customer loss or revenue loss following the merger with Community First, and (v) the failure to retain or hire key personnel. Additional factors affecting BNC and Bank of North Carolina are discussed in BNC's filings with the SEC, including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review BNC's SEC filings at www.sec.gov. BNC does not undertake a duty to update any forward-looking statements made in this press release.

Additional Information

In connection with the proposed merger, BNC Bancorp will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Community First and a Prospectus of BNC Bancorp, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BNC Bancorp, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed by BNC Bancorp with the SEC may be obtained on the BNC Bancorp website at www.bncbancorp.com.

BNC Bancorp and Community First and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Community First’s shareholders in connection with this transaction. Information about the directors and executive officers of BNC Bancorp and Community First and information about other persons who may be deemed participants in this solicitation will be included in the Proxy Statement/Prospectus. Information about BNC Bancorp’s executive officers and directors can be found in BNC Bancorp’s definitive proxy statement in connection with its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

About BNC Bancorp and Bank of North Carolina

BNC Bancorp is the parent company of Bank of North Carolina, an approximately $3.2 billion-asset commercial bank.  Bank of North Carolina provides banking and financial services to individuals and businesses through its 39 full-service banking offices in North and South Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."

About Community First

Community First is headquartered in Chapel Hill, N.C. Through Harrington Bank, Community First provides a full range of banking services to customers in Chapel Hill, NC and the surrounding communities. Its philosophy is to serve the customers in its communities as a local community bank and to meet their home mortgage, small business and personal retail banking needs. For more information, visit www.harringtonbank.com.